SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
(X)  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             ESKIMO PIE CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:


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                             ESKIMO PIE CORPORATION




            NOTICE OF POSTPONEMENT OF ANNUAL MEETING OF SHAREHOLDERS
                     FROM MAY 12, 1999 TO SEPTEMBER 8, 1999



              Notice is hereby given to all shareholders of record as of March 26, 1999, that the Annual Meeting of Shareholders of Eskimo Pie Corporation (the "Company") originally scheduled to be held on May 12, 1999, at 10:00 a.m., in Richmond, Virginia, has been postponed and rescheduled to be held on Wednesday, September 8, 1999, at a time and place to be determined. The Company will notify shareholders when the Board of Directors establishes a new record date for the determination of shareholders having the right to notice of, and to vote at, the September 8, 1999 meeting and any adjournment thereof.

              A copy of the Company's April 16, 1999 first quarter earnings release is attached to this Notice which provides additional explanation for the postponement.

              You may have already received the Company's Notice of Annual Meeting and Proxy Statement dated March 31, 1999 and the proxy card included with those materials. You may disregard the Proxy Statement and proxy card furnished to you for the May 12, 1999 meeting and any of those proxy cards which were signed and returned to the Company are invalid. The Company will be mailing revised proxy materials to you relating to the business to be conducted at the September 8, 1999 meeting later in the summer. The Company is not requesting your proxy in connection with the rescheduled meeting at this time.

              As the April 16, 1999 release indicates, the Company has begun to implement its recently announced growth and restructuring plan. We are continuing to devote our best efforts toward maximizing long term shareholder value and look forward to reporting our progress to you in September.


                                   By Order of the Board of Directors,

                                   /s/ Thomas M. Mishoe, Jr.

                                   Thomas M. Mishoe, Jr.
                                   Chief Financial Officer, Vice President,
                                   Treasurer and Corporate Secretary

April 16, 1999



               901 Moorefield Park Drive, Richmond, Virginia 23236